SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

Li-ion Motors Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-33391	88-0490890
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4894 Lone Mountain #168, Las Vegas NV	89130
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (818) 780-2403

5841 East Charleston, Suite 230-145, Las Vegas, NV 89142

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

License Agreement for Li-ion’s Electric Vehicle Technologies

Effective May 28, 2010, we entered into a License Agreement (the “License Agreement”) with Lithium Electric Vehicle Corp. (“LEVC”) providing for our license to LEVC of certain of our patent applications and technologies for electric vehicles and other applications. The purpose of the license is to expand sales of our current line of products by the manufacture and sale of such products in Canada, which is LEVC’s exclusive territory under the License Agreement.

Under the License Agreement, LEVC has agreed, in consideration of the grant of the license, to pay us $1,000,000 by certified check or wire transfer, plus an amount equal to the independent valuation of the license under the License Agreement, less the $1,000,000 payment.  The payment of the excess of the valuation amount over the $1,000,000 payment would be made by way of a convertible debenture or other securities. The $1,000,000 payment would be made as follows: $333,333 upon execution the License Agreement, $333,333 within 30 days of completion of the independent valuation report, and $333,334 plus the excess of the valuation amount over $1,000,000 (payable by way of convertible debentures or other securities) upon closing of the transfer of the license under the License Agreement from us to LEVC, which closing would be no later than 180 days from the date of signing the License Agreement by all parties.  Additionally, LEVC, as licensee, would pay an annual fee of $500,000, commencing on the second anniversary of the date of the License Agreement, and a royalty as determined in the independent valuation report.

FOR THE FULL TERMS OF THE LICENSE AGREEMENT DISCUSSED ABOVE, PLEASE REFER TO THE COPY OF THIS AGREEMENT FILED AS AN EXHIBIT WITH THIS REPORT.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Change of Company’s Name to Li-ion Motors Corp. and Reverse Stock Split

On December 21, 2009, our Board of Directors authorized the merger with our wholly-owned subsidiary, Li-ion Motors Corp., and in the merger the name of our company was changed to Li-ion Motors Corp. (effective upon approval for trading purposes by FINRA).  On December 21, 2009, the Board also approved the filing with the Secretary of State of Nevada a Certificate of Change that effected a 1:2 reverse split in our outstanding common stock and a reduction of our authorized common stock in the same 1:2 ratio, from 50,000,000 shares to 25,000,000 shares.  Both of these corporate actions were permitted to be taken by the Company’s Board of Directors without stockholder approval under Nevada NRS 92A.180 (for the merger with the subsidiary and name change) and NRS 78.207 (for the change in authorized and outstanding stock).

The change of the Company’s name to Li-ion Motors Corp. and the 1:2 reverse split with the concurrent reduction of our authorized common stock in the same ratio were approved by FINRA and effective for trading purposes on February 1, 2010.

Amendment of our Articles of Incorporation to Increase our Authorized Common Stock.

Our board of directors unanimously approved an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock from 25,000,000 shares, par value $.001 per share, to 100,000,000 shares, par value $.001 per share, on April 7, 2010. Our Company thereafter received the written consent from a shareholder of our company holding a majority (51.58%) of the outstanding shares of our common stock on April 8, 2010. We filed the amendment with the Secretary of State of Nevada on May 4, 2010, after mailing a Definitive Information Statement to our stockholders, and the amendment was effective May 17, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1g	Certificate of Merger with Subsidiary Amending Articles of Incorporation to change name of Company to Li-ion Motors Corp.

3.1h	Certificate of Change, filed effective February 1, 2010.

3.1i	Certificate of Amendment to Articles of Incorporation, filed effective May 17, 2010.

10.32	License Agreement, made effective May 28, 2010, between the Company and Lithium Electric Vehicle Corp.

Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

LI-ION MOTORS CORP.

Dated: June 4, 2010	By:	/s/ Stacey Fling
Stacey Fling, Chief Executive Officer